EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE


LILLY INDUSTRIES, INC.
(In thousands, except per share data)

                                                    Three Months Ended           Six Months Ended

                                                   May 31      May 31  May 31           May 31
                                                    1997             1996         1997        1996
                                                 ----------       -----------    --------   ------

Primary:
 Average shares outstanding                        22,865            22,600       22,800      22,600

 Net income                                       $ 7,401           $   616      $12,111     $ 4,102
 Net income per common share                      $  0.32           $  0.03      $  0.53     $  0.18
                                                  =======           =======      =======     =======

Average shares outstanding                         22,865            22,600       22,800      22,600
Dilutive stock options based
 on treasury stock method
 using average market
 price                                                535               400          600         400
                                                  -------           -------      -------     -------
                                                   23,400            23,000       23,400      23,000

 Net income                                       $ 7,401           $   616      $12,111     $ 4,102
 Net income per common
  and common equivalent
  share                                           $  0.32           $  0.03      $  0.52     $  0.18
                                                  =======           =======      =======     =======

Fully diluted:
 Average shares outstanding                        22,865            22,600       22,800      22,600
 Dilutive stock options based
  on the treasury stock
  method using the higher
  of quarter end or average
  market price                                        535               400          600         400
                                                  -------           -------      -------     -------
                                                   23,400            23,000       23,400      23,000

 Net income                                       $ 7,401           $   616      $12,111     $ 4,102
 Net income per common
  and common equivalent
  share                                           $  0.32           $  0.03      $  0.52     $  0.18
                                                  =======           =======      =======     =======












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